Exhibit (j)(5)

JOINDER AGREEMENT AND AMENDMENT

TO

CUSTODY AGREEMENT

This Joinder Agreement and Amendment (“Amendment”) dated April 11, 2022 (“Effective Date”) is by and between each of Virtus Total Return Fund Inc. (formerly, Virtus Global Dividend and Income Fund Inc.), Virtus Global Multi-Sector Income Fund, Virtus Stone Harbor Emerging Markets Income Fund, and Virtus Stone Harbor Emerging Markets Total Income Fund (each, the “Fund” and collectively, the “Funds”) and The Bank of New York Mellon (“BNY Mellon”).

BACKGROUND:

A.	BNY Mellon and Duff & Phelps Select MLP and Midstream Energy Fund Inc. (formerly, Duff & Phelps Select Energy MLP Fund Inc.) (“DSE”) entered into a Custody Agreement dated as of May 7, 2014 (the “Agreement”) relating to BNY Mellon’s provision of custody services. A Joinder Agreement and Amendments to Custody Agreement were entered into between the parties on September 5, 2017 and effective as of September 11, 2017, November 19, 2019, and December 1, 2020 for the purpose of amending the Agreement and adding certain Funds. DSE merged with and into a series of an open-end fund on June 25, 2021, and is no longer a party to the Agreement.

B.	Each Fund and BNY Mellon desire that each Fund be a party to the Agreement and receive the custody services set forth in the Agreement and desire to amend the Agreement as set forth herein.

C.	This Background section is incorporated by reference into and made a part of this Amendment.

TERMS:

The parties hereby agree that:

1.	By executing this Amendment, each Fund and BNY Mellon agrees to become a party to, and be bound by, and to comply with the terms of the Agreement in the same manner as if each of the undersigned were an original signatory to the Agreement. For the avoidance of doubt, each investment company listed at Schedule I shall be considered to have a separate agreement with BNY Mellon and hereby appoints BNY Mellon to provide custody services in accordance with the terms set forth in the Agreement. BNY Mellon accepts such appointment and agrees to furnish such services.

2.	Schedule I to the Agreement is hereby deleted in its entirety and replaced with Schedule I attached hereto.

3.	Miscellaneous.

(a)	Capitalized terms not defined in this Amendment shall have the same meanings as set forth in the Agreement. In the event of a conflict between the terms hereof and the Agreement, as to items described in this Amendment, this Amendment shall control.

(b)	As hereby amended and supplemented, the Agreement shall remain in full force and effect.

(c)	The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter thereof and supersedes all prior communications with respect thereto.

(d)	This Amendment shall be governed by the laws of the State of New York, without regard to its principles of conflicts of laws.

(e)	The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of Amendment transmitted as an imaged document attached to an email, or by "Electronic Signature", which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

VIRTUS TOTAL RETURN FUND INC.

By:	/s/ Suneeta Krishnan
Name:	Suneeta Krishnan
Title:	Vice President & Assistant Treasurer

VIRTUS GLOBAL MULTI-SECTOR INCOME FUND

By:	/s/ Suneeta Krishnan
Name:	Suneeta Krishnan
Title:	Vice President & Assistant Treasurer

VIRTUS STONE HARBOR EMERGING MARKETS INCOME FUND

By:	/s/ Suneeta Krishnan
Name:	Suneeta Krishnan
Title:	Vice President & Assistant Treasurer

VIRTUS STONE HARBOR EMERGING MARKETS TOTAL INCOME FUND

By:	/s/ Suneeta Krishnan
Name:	Suneeta Krishnan
Title:	Vice President & Assistant Treasurer

THE BANK OF NEW YORK MELLON

By:	/s/ Donald Brophy
Name:	Donald Brophy
Title:	Vice President

SCHEDULE I

THIS SCHEDULE I, amended and restated as of April 11, 2022, is the Schedule I to that certain Custody Agreement dated as of May 7, 2014, as amended, between each Fund on Schedule I and The Bank of New York Mellon.

Funds:

Virtus Total Return Fund Inc.

Virtus Global Multi-Sector Income Fund

Virtus Stone Harbor Emerging Markets Income Fund

Virtus Stone Harbor Emerging Markets Total Income Fund